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                                                                     EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 18, 2004 in the Amendment No. 1 to the Registration Statement (File No. 333-120348) and related Prospectus of Claymore Securities Defined Portfolios, Series 200.


                                    /s/Grant Thornton LLP
                                    ---------------------
                                    GRANT THORNTON LLP


Chicago, Illinois
November 18, 2004